Securities and Exchange Commission
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant To Section 13 or 15(d) Of
The Securities Exchange Act of 1934

Date of Report: February 1, 2007

RICK'S CABARET INTERNATIONAL, INC.
(Exact Name of Registrant As Specified in Its Charter)

Texas	0-26958	76-0037324
(State Or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10959 Cutten Road
Houston, Texas 77066
(Address Of Principal Executive Offices, Including Zip Code)

(281) 397-6730
(Registrant's Telephone Number, Including Area Code)

ITEM 5.02	COMPENSATORY ARRANGEMENT OF CERTAIN OFFICERS

Effective February 1, 2007, we entered a three-year Employment Agreement (the “Agreement”) with our Vice President and Director of Technology, Travis Reese. The Agreement extends through February 1, 2010, and provides for an annual base salary of $192,500. The Agreement also provides for an incentive bonus which shall be calculated based on our Internet Division’s net income as of the end of each fiscal year commencing for our fiscal year ending September 30, 2007, as determined by our audited financial statements. For any net income over $200,000 and less than $600,000 during any such fiscal year, Mr. Reese shall receive an incentive bonus for that fiscal year equal to 10% of our Internet division’s net income over $200,000. Pursuant to the Agreement, Mr. Reese is also eligible to participate in all benefit plans maintained by us for salaried employees. Under the terms of the Agreement, Mr. Reese is bound to a confidentiality provision and cannot compete with us upon the expiration of the Agreement.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

Exhibit Number	Description

10.1	Employment Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

RICK'S CABARET INTERNATIONAL, INC.

By: /s/ Eric Langan
Date: February 6, 2007	Eric Langan
Chief Executive Officer, Chairman and Acting Chief Financial Officer